Exhibit 99.1
September 7, 2016

Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
309-675-6892
Potts_Rachel_A@cat.com

FOR IMMEDIATE RELEASE
Caterpillar Financial Commences Exchange Offers for Outstanding Existing Medium- Term Notes Due 2017, April 2018 and October 2018 from Eligible Holders

NASHVILLE, TN – Caterpillar Financial Services Corporation, a wholly owned subsidiary of Caterpillar Inc. (NYSE: CAT) (the “Company”) announced today the commencement of offers to exchange its outstanding medium-term notes as set forth in the table below (collectively, the “Existing Notes”) for a combination of a new issue of the Company’s Medium-Term Notes, Series H due 2021 (the “New Notes”) and cash (the “Exchange Offers”).
The purpose of the Exchange Offers is to reduce the weighted average cost of debt for the Company by refinancing Existing Notes with New Notes at a lower coupon than the respective coupons applicable to all series of the Existing Notes and extend the maturity of the debt obligations associated with the Existing Notes during a time of favorable market conditions.
The Exchange Offers are being conducted by the Company upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated September 7, 2016 (the “Confidential Offering Memorandum”), and the related letter of transmittal (the “Letter of Transmittal”).
The Exchange Offers are only being made to, and copies of the offering documents will only be made available to, a holder of Existing Notes that has certified its

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status as (1) a person in the United States who is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person outside the United States who is not a “U.S. person,” as that term is defined in Rule 902 under the Securities Act, and, in each case, if resident and/or located in any member state of which has implemented provisions of the EU Prospectus Directive (each, a “Relevant Member State”), who has also certified that it is a “qualified investor” as defined in Article 2(1)(e) of the EU Prospectus Directive (each, an “Eligible Holder”). “EU Prospectus Directive” means the European Union’s Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU) as implemented in the Relevant Member State. The Confidential Offering Memorandum is not a prospectus for the purposes of the EU Prospectus Directive, and the Exchange Offers will only be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the New Notes.
The following table sets forth the Existing Notes that are subject to the Exchange Offers:

CUSIP Number	Title of Security	Principal Amount Outstanding	Fixed Spread (basis points)	Early Participation Premium	New Notes Component	Reference U.S. Treasury Security
14912L3K5	Medium-Term Notes, Series F, 5.85% Notes due 2017	$400,000,000	5	$30 in cash	$800	0.625% due August 31, 2017
14912L3U3	Medium-Term Notes, Series F, 5.45% Notes due 2018	$750,000,000	5	$30 in cash	$1,000	0.75% due August 31, 2018
14912L4D0	Medium-Term Notes, Series F, 7.05% Notes due 2018	$550,000,000	20	$30 in cash	$950	0.75% due August 31, 2018
Upon the terms and subject to the conditions of the Exchange Offers set forth in the Confidential Offering Memorandum, the Company is making three separate exchange

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offers to Eligible Holders to exchange any and all of the Company’s outstanding (1) Medium-Term Notes, Series F, 5.85% Notes due 2017, (2) Medium-Term Notes, Series

F, 5.45% Notes due 2018 and (3) Medium-Term Notes, Series F, 7.05% Notes due 2018 for the New Notes and cash.
The total exchange price for the Existing Notes will be based on a fixed-spread pricing formula using the bid-side yield applicable on the applicable Reference U.S. Treasury Security set forth in the table above and the applicable fixed spread set forth in the table above, and will be calculated at 11:00 a.m., New York City time, on September 21, 2016, unless the early participation date (as described below) is extended by more than two full business days, in which case a new date and time may be established with respect to the Exchange Offers, and will be paid in a combination of New Notes and cash in an aggregate principal amount determined as set forth in the Confidential Offering Memorandum. The total exchange price will include an early participation premium in an amount set forth on the cover of the Confidential Offering Memorandum payable in cash only to Eligible Holders who validly tender and who do not validly withdraw their Existing Notes prior to the early participation date of 5:00 p.m., New York City time, on September 20, 2016, subject to any extension by the Company.
The New Notes will mature on October 1, 2021 and will bear interest at a rate per annum equal to the sum of (i) the bid-side yield on the 1.125% U.S. Treasury Security due August 31, 2021 (“5-Year Treasury”) (based on the bid-side price indicated on the Bloomberg reference page PX 1 at such date and time) and (ii) .70/% (70 basis points). The New Notes constitute a part of a series of the Company’s debt securities designated as Medium-Term Notes, Series H.
The Exchange Offers will expire at 11:59 p.m., New York City time, on October 4, 2016, unless extended by the Company. Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on September 20, 2016, subject to extension by the Company, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.
The Exchange Offers are subject to certain conditions, including (i) the condition that the Company receives valid tenders that are not validly withdrawn of enough Existing Notes so that at least $250,000,000 aggregate principal amount of New Notes will be issued in exchange for Existing Notes, (ii) the condition that the combination of

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the yield of the New Notes and the total exchange price or exchange price for the applicable series of Existing Notes would result in the New Notes and such Existing

Notes not being treated as “substantially different” under the Accounting Standards Codification Subtopic 470-50 (Modifications and Extinguishments) and (iii) with respect to any Existing Notes validly tendered pursuant to any Exchange Offer that will be exchanged on the final settlement date, the condition that the Company determines that the New Notes to be issued on the final settlement date in such Exchange Offer will be treated as part of the same issue as the New Notes, if any, issued on the early settlement date for U.S. federal income tax purposes pursuant to specified tests.
The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.
Documents relating to the Exchange Offers will only be distributed to holders of the Existing Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Existing Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (888) 540-8597 or collect (232) 269-5550 (banks and brokerage firms) or e-mailing cat@dfking.com. Holders of the Existing Notes may also complete and submit a letter of eligibility online at http://www.dfking.com/cat.
This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely pursuant to the Confidential Offering Memorandum and related Letter of Transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

This press release contains certain statements that may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or the Company’s future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. Forward-looking statements give current expectations or forecasts of future events about the Company. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “estimates,” “anticipates,” “will,” “should,” “plan,” “project,” “intend,” “could” and similar words or phrases. These statements are only predictions.

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About Caterpillar Financial Services Corporation
Caterpillar Financial Services Corporation is a wholly-owned finance subsidiary of Caterpillar Inc. The Company’s primary business is to provide retail and wholesale financing alternatives for Caterpillar Inc. products to customers and dealers around the world. Retail financing is primarily comprised of financing of Caterpillar Inc. equipment, machinery and engines. In addition, the Company also provides financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar Inc. products. The Company also provide wholesale financing to Caterpillar Inc. dealers and purchase short-term dealer receivables from Caterpillar Inc. The various financing plans that the Company offers are primarily designed to increase the opportunity for sales of Caterpillar Inc. products and generate financing income for the Company. A significant portion of the Company’s activities is conducted in North America. However, the Company has additional offices and subsidiaries in Asia-Pacific, Europe and Latin America. The Company has more than 30 years of experience in providing financing for Caterpillar Inc. products, contributing to the Company’s knowledge of asset values, industry trends, product structuring and customer needs.

Caterpillar Public Release            #